As filed with the Securities and Exchange Commission on October 16, 2009   Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW DRAGON ASIA CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida	2000	88-0404114
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

________________________
Ling Wang
10 Huangcheng Road (N), Longkou
Shandong Province, PRC
Tel: (86 535) 8951 567
(Name, Address, Telephone Number and Facsimile Number of Agent For Service of Process)

Copies of all Communications to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Tel: (212) 407-4000
Fax: (212) 407-4990

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-127462

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registrations statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock	403,434	$0.16	$64,550	$4

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act; based on the average of the high and low price on the American Stock Exchange on October 13, 2009.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

INCORPORATION BY REFERENCE

This Registration Statement filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended, hereby incorporates by reference the contents of the Registration Statement on Form S-3 File No. 333-127462.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW DRAGON ASIA CORP.

Date: October 14, 2009	By:	/s/ Ling Wang

Name: Ling Wang Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Dated: October 14, 2009
By:	/s/ Heng Jing Lu
Name: Heng Jing Lu
Title: Chairman

Dated: October 14, 2009
By:	/s/ Li Xia Wang
Name: Li Xia Wang
Title: Chief Executive Officer

Dated: October 14, 2009
By:	/s/ Ling Wang
Name: Ling Wang
Title: Chief Financial Officer

Dated: October 14, 2009
By:	/s/ De Lin Yang
Name: De Lin Yang
Title: Director

Dated: October 14, 2009
By:	/s/ Zhi Yong Jiang
Name: Zhi Yong Jiang
Title: Director

Dated: October 14, 2009
By:	/s/ Qi Xue
Name: Qi Xue
Title: Director

Dated: October 14, 2009
By:	/s/ Feng Ju Chen
Name: Feng Ju Chen
Title: Director

Exhibit Number	Description

5.1	Opinion of Loeb & Loeb LLP*.
23.1	Consent of Independent Registered Public Accounting Firm Grobstein, Horwath & Company LLP.
23.2	Consent of Independent Registered Public Accounting Firm Crowe Horwath LLP.
23.3	Consent of Loeb & Loeb LLP (included in exhibit 5.1)*.

*           Incorporated by reference to Exhibit 5.1 to Registration Statement File No. 333-127462.